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                                   EXHIBIT 21
                   List of Subsidiaries of Chiron Corporation

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                                                                             JURISDICTION OF
                                                                             INCORPORATION OR
SUBSIDIARY                                                                   ORGANIZATION
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
Cetus Generic Corporation                                                    Delaware, USA
Chiron B.V.                                                                  The Netherlands
        Cephalon Chiron B.V.                                                 The Netherlands
Chiron Blood Testing B.V.                                                    The Netherlands
             Chiron Blood Testing S.a.r.l.                                   France
Chiron Blood Testing (Bermuda) Ltd.                                          Bermuda
            Chiron Blood Testing Distributor (Bermuda) Ltd.                  Bermuda
                  Chiron Blood Testing Pty Ltd                               Australia
Chiron IL-2 Technology (Bermuda) Ltd.                                        Bermuda
Chiron GmbH                                                                  Germany
Chiron France S.a.r.l.                                                       France
Chiron Italia S.r.l                                                          Italy
Chiron U.K. Ltd.                                                             United Kingdom
Chiron Iberia S.L.                                                           Spain
Chiron Limited                                                               Hong Kong
Chiron Partners, Inc.                                                        California, USA
Chiron Alpha Corporation                                                     California, USA
Chiron/Cephalon JV                                                           Delaware, USA
Chiron Properties, Inc.                                                      California, USA
Chiron Delta Corporation                                                     Delaware, USA
Chiron Investment Corporation                                                California, USA
Chiron (Bermuda) Ltd.                                                        Bermuda
Chiron Redevelopment Corp. & Co. KG                                          Germany
31. Corsa Verwaltungsgesellschaft GmbH                                       Germany
        Chiron Behring GmbH & Co                                             Germany
        Chiron Behring Verwaltungsgesellschaft GmbH                          Germany
Chiron S.p.A.                                                                Italy
           Instituto Vaccinogen Pozzi S.p.A.                                 Italy
Biocine S.A.R.L.                                                             France
Chiron Technologies Pty. Ltd.                                                Australia
Chiron Mimotopes U.S.                                                        California, USA
Chiron Redevelopment Corporation                                             Missouri, USA
Chiron Foreign Sales Corporation                                             U.S. Virgin Islands
Chiron Funding LLC                                                           Delaware, USA
Chiron Funding Corporation                                                   Delaware, USA
Biocent Insurance Company, Inc.                                              Hawaii, USA
Chiron AB                                                                    Sweden
Chiron Vision Canada, Inc.                                                   Canada
Chiron Behring Vaccines Limited (51%)                                        India
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